Exhibit 99.1

Federated Investors, Inc. Reports Second Quarter 2015 Earnings

•	Diluted EPS increases 14 percent to $0.40 per share compared to Q2 2014

•	Equity assets reach record $55 billion at quarter end

•	Board declares $0.25 per share dividend
(PITTSBURGH, Pa., July 23, 2015) — Federated Investors, Inc. (NYSE: FII), one of the nation's largest investment managers, today reported earnings per diluted share (EPS) of $0.40 for Q2 2015, up 14 percent from $0.35 for the same quarter last year on net income of $41.8 million for Q2 2015, compared to $36.9 million for Q2 2014. Federated reported YTD 2015 EPS of $0.74 compared to $0.69 for the same period in 2014 and YTD 2015 net income of $78.1 million compared to $72.1 million for the same period last year.
Federated's total managed assets were $349.7 billion at June 30, 2015. Total managed assets were down $1.9 billion or 1 percent from $351.6 billion at June 30, 2014 and down $6.1 billion or 2 percent from $355.8 billion at March 31, 2015. Growth in equity assets was offset by lower fixed-income and money market assets in Q2 2015 compared to Q1 2015. Average managed assets for Q2 2015 were $348.6 billion, down $9.8 billion or 3 percent from $358.4 billion reported for Q2 2014 and down $10.9 billion or 3 percent from $359.5 billion reported for Q1 2015.
"Investors in the second quarter sought alpha from a range of strong-performing Federated products, including our Kaufmann growth strategies and Federated International Leaders Fund," said J. Christopher Donahue, president and chief executive officer. "Additionally, we saw continued interest in income-oriented strategies such as our balanced and high-yield offerings."
Federated's board of directors declared a dividend of $0.25 per share. The dividend is payable on Aug. 14, 2015 to shareholders of record as of Aug. 7, 2015. During Q2 2015, Federated purchased 317,747 shares of Federated class B common stock for $10.5 million.
Federated's equity assets were a record $54.8 billion at June 30, 2015, up $4.9 billion or 10 percent from $49.9 billion at June 30, 2014 and up $0.8 billion or 1 percent from $54.0 billion at March 31, 2015. Top-selling equity funds during Q2 2015 on a net basis were Federated Kaufmann Large Cap Fund, Federated International Leaders Fund, Federated Kaufmann Small Cap Fund, Federated Capital Income Fund and Federated Muni and Stock Advantage Fund.
Federated's fixed-income assets were $52.9 billion at June 30, 2015, up $1.8 billion or 4 percent from $51.1 billion at June 30, 2014 and down $0.7 billion or 1 percent from $53.6 billion at March 31, 2015. Top-selling fixed-income funds during Q2 2015 on a net basis were Federated Institutional High Yield Bond Fund, Federated Total Return Bond Fund, Federated Sterling Cash Plus Fund, Federated High Yield Trust and Federated Government Ultrashort Duration Fund.
Money market assets were $242.0 billion at June 30, 2015, down $3.2 billion or 1 percent from $245.2 billion at June 30, 2014 and down $6.2 billion or 2 percent from $248.2 billion at March 31, 2015. Money market mutual fund assets were $208.8 billion at June 30, 2015, down $3.6 billion or 2 percent from $212.4 billion at June 30, 2014 and down $5.5 billion or 3 percent from $214.3 billion at March 31, 2015.

MEDIA:	MEDIA:	ANALYSTS:
Ed Costello 412-288-7538	Meghan McAndrew 412-288-8103	Ray Hanley 412-288-1920

Federated Reports Q2 2015 Earnings	Page 2 of 11

Financial Summary
Q2 2015 vs. Q2 2014
Revenue increased by $15.1 million or 7 percent primarily due to a decrease in voluntary fee waivers related to certain money market funds in order for those funds to maintain positive or zero net yields and an increase in revenue from higher average equity assets. These increases in revenue were partially offset by a decrease in revenue from lower average money market assets. See additional information about voluntary fee waivers in the table at the end of this financial summary.
During Q2 2015, Federated derived 69 percent of its revenue from equity and fixed-income assets (48 percent from equity assets and 21 percent from fixed-income assets) and 31 percent from money market assets.
Operating expenses increased $4.7 million or 3 percent primarily due to an increase in distribution expenses as a result of a decrease in fee waivers related to the low-yield environment for money market funds as well as higher average equity assets. These increases were partially offset by decreases in distribution expenses as a result of lower average money market assets.
Nonoperating (expenses) income, net decreased $2.0 million primarily due to a decrease in investment income, net due largely to a decrease in gains on investments, partially offset by a decrease in debt expense primarily due to a lower average interest rate.
Q2 2015 vs. Q1 2015
Revenue increased by $7.6 million or 3 percent primarily due to a decrease in voluntary fee waivers, an increase in revenue from higher average equity assets and an additional day in Q2 2015. These increases in revenue were partially offset by a decrease in revenue from lower average money market assets.
Operating expenses decreased $2.6 million or 2 percent primarily due to a decrease in compensation and related expenses.
YTD 2015 vs. YTD 2014
Revenue increased by $24.2 million or 6 percent primarily due to a decrease in voluntary fee waivers and an increase in revenue from higher average equity assets. These increases in revenue were partially offset by a decrease in revenue from lower average money market assets.
For the first half of 2015, Federated derived 69 percent of its revenue from equity and fixed-income assets (47 percent from equity assets and 22 percent from fixed-income assets) and 31 percent from money market assets.
Operating expenses increased by $11.3 million or 4 percent primarily due to an increase in compensation and related expenses, resulting mostly from higher incentive compensation, and an increase in distribution expenses as a result of a decrease in fee waivers related to the low-yield environment for money market funds as well as higher average equity assets. These increases were partially offset by decreases in distribution expenses as a result of lower average money market assets.
Nonoperating (expenses) income, net decreased $3.3 million primarily due to a decrease in investment income, net due largely to a decrease in gains on investments, partially offset by a decrease in debt expense primarily due to a lower average interest rate.
Federated's level of business activity and financial results are dependent upon many factors including market conditions, investment performance and investor behavior. These factors and others, including asset levels, product sales and redemptions, market appreciation or depreciation, revenues, fee waivers, expenses and regulatory changes, can significantly impact Federated's business activity levels and financial results. Risk factors and uncertainties that can influence Federated's

Federated Reports Q2 2015 Earnings	Page 3 of 11

financial results are discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission (SEC).
Fee waivers to maintain positive or zero net yields on money market funds and the resulting negative impact of these waivers could vary significantly in the future as they are contingent on a number of variables including, but not limited to, changes in assets within the money market funds, yields on instruments available for purchase by the money market funds, actions by the Federal Reserve, the U.S. Department of the Treasury, the SEC, the Financial Stability Oversight Council and other governmental entities, changes in fees and expenses of the money market funds, changes in the mix of money market customer assets, changes in the money market product structures and offerings, demand for competing products, changes in the distribution fee arrangements with third parties, Federated’s willingness to continue the fee waivers and changes in the extent to which the impact of the waivers is shared by third parties.
Unaudited Money Market Fund Yield Waiver Impact to the Consolidated Statements of Income
(in millions)

	Quarter Ended		Change Q2 2014 to Q2 2015	Quarter Ended	Change Q1 2015 to Q2 2015	Six Months Ended		Change YTD 2014 to YTD 2015
	June 30, 2015	June 30, 2014		March 31, 2015		June 30, 2015	June 30, 2014
Investment advisory fees	$(53.4)	$(69.6)	$16.2	$(62.3)	$8.9	$(115.7)	$(142.7)	$27.0
Other service fees	(30.8)	(32.7)	1.9	(31.8)	1.0	(62.6)	(66.3)	3.7
Total revenue	(84.2)	(102.3)	18.1	(94.1)	9.9	(178.3)	(209.0)	30.7
Less: Reduction in distribution expense	60.2	70.2	(10.0)	64.6	(4.4)	124.8	144.5	(19.7)
Operating income	(24.0)	(32.1)	8.1	(29.5)	5.5	(53.5)	(64.5)	11.0
Less: Reduction in noncontrolling interest	1.8	2.5	(0.7)	2.5	(0.7)	4.3	5.2	(0.9)
Pre-tax impact	$(22.2)	$(29.6)	$7.4	$(27.0)	$4.8	$(49.2)	$(59.3)	$10.1
Federated will host an earnings conference call at 9 a.m. Eastern on July 24, 2015. Investors are invited to listen to Federated's earnings teleconference by calling 877-407-0782 (domestic) or 201-689-8567 (international) prior to the 9 a.m. start time. The call may also be accessed in real time on the Internet via the About Federated section of FederatedInvestors.com. A replay will be available after 12:30 p.m. and through July 31, 2015 by calling 877-660-6853 (domestic) or 201-612-7415 (international) and entering access code 13613559.
Federated Investors, Inc. is one of the largest investment managers in the United States, managing $349.7 billion in assets as of June 30, 2015. With 130 funds and a variety of separately managed account options, Federated provides comprehensive investment management to more than 7,900 institutions and intermediaries including corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Federated ranks in the top 3 percent of money market fund managers in the industry, the top 5 percent of equity fund managers and the top 9 percent of fixed-income fund managers1. For more information, visit FederatedInvestors.com.
###
1) Strategic Insight, May 31, 2015. Based on assets under management in open-end funds.
Federated Securities Corp. is distributor of the Federated funds.
Separately managed accounts are made available through Federated Global Investment Management Corp., Federated Investment Counseling and Federated MDTA LLC, each a registered investment adviser.

Certain statements in this press release, such as those related to the level of fee waivers and expenses incurred by the company, product demand and performance, investor interest and preferences, asset flows and mix, changes in product structure, fee arrangements with customers, distribution expense, regulatory changes and market conditions constitute or may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the

Federated Reports Q2 2015 Earnings	Page 4 of 11

actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.  Other risks and uncertainties include the ability of the company to predict the level of fee waivers and expenses in future quarters, which could vary significantly depending on a variety of factors identified above, and include the ability of the company to sustain product demand and asset flows and mix, which could vary significantly depending on market conditions, investment performance and investor behavior.  Other risks and uncertainties also include the risk factors discussed in the company's annual and quarterly reports as filed with the SEC.  As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness of such statements in the future.

Federated Reports Q2 2015 Earnings	Page 5 of 11

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Quarter Ended		% Change Q2 2014 to Q2 2015	Quarter Ended	% Change Q1 2015 to Q2 2015
	June 30, 2015	June 30, 2014		March 31, 2015
Revenue
Investment advisory fees, net	$154,429	$137,553	12%	$146,559	5%
Administrative service fees, net—affiliates	51,605	52,738	(2)	53,017	(3)
Other service fees, net	21,031	21,447	(2)	19,787	6
Other, net	1,062	1,243	(15)	1,159	(8)
Total Revenue	228,127	212,981	7	220,522	3

Operating Expenses
Compensation and related	70,940	70,693	0	76,498	(7)
Distribution	54,058	52,193	4	53,495	1
Professional service fees	7,285	8,177	(11)	7,882	(8)
Systems and communications	6,979	6,225	12	6,870	2
Office and occupancy	6,710	7,286	(8)	6,853	(2)
Travel and related	3,533	3,538	0	2,759	28
Advertising and promotional	3,504	2,959	18	3,471	1
Other	5,839	3,068	90	3,656	60
Total Operating Expenses	158,848	154,139	3	161,484	(2)
Operating Income	69,279	58,842	18	59,038	17

Nonoperating (Expenses) Income
Investment income, net	410	4,311	(90)	890	(54)
Debt expense	(974)	(2,849)	(66)	(1,373)	(29)
Other, net	(15)	(5)	200	(13)	15
Total Nonoperating (Expenses) Income, net	(579)	1,457	(140)	(496)	17
Income before income taxes	68,700	60,299	14	58,542	17
Income tax provision	26,437	22,985	15	22,124	19
Net income including the noncontrolling interests in subsidiaries	42,263	37,314	13	36,418	16
Less: Net income attributable to the noncontrolling interests in subsidiaries	504	445	13	111	354
Net Income	$41,759	$36,869	13%	$36,307	15%

Amounts Attributable to Federated Investors, Inc.
Earnings Per Share[1]
Basic and diluted	$0.40	$0.35	14%	$0.35	14%
Weighted-average shares outstanding
Basic	100,732	100,789		100,641
Diluted	100,734	100,790		100,642
Dividends declared per share	$0.25	$0.25		$0.25
1) Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the “two-class method.” As such, total net income of $1.7 million, $1.5 million and $1.5 million available to unvested restricted shareholders for the quarterly periods ended June 30, 2015, June 30, 2014 and March 31, 2015, respectively, was excluded from the computation of earnings per share.

Federated Reports Q2 2015 Earnings	Page 6 of 11

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Six Months Ended
	June 30, 2015	June 30, 2014	% Change
Revenue
Investment advisory fees, net	$300,987	$272,646	10%
Administrative service fees, net - affiliates	104,622	107,465	(3)
Other service fees, net	40,817	42,227	(3)
Other, net	2,223	2,139	4
Total Revenue	448,649	424,477	6

Operating Expenses
Compensation and related	147,438	142,452	4
Distribution	107,553	103,390	4
Professional service fees	15,167	16,558	(8)
Systems and communications	13,849	12,629	10
Office and occupancy	13,563	14,201	(4)
Advertising and promotional	6,975	6,398	9
Travel and related	6,291	6,399	(2)
Other	9,496	6,963	36
Total Operating Expenses	320,332	308,990	4
Operating Income	128,317	115,487	11

Nonoperating (Expenses) Income
Investment income, net	1,300	7,924	(84)
Debt expense	(2,347)	(5,662)	(59)
Other, net	(28)	(9)	211
Total Nonoperating (Expenses) Income, net	(1,075)	2,253	(148)
Income before income taxes	127,242	117,740	8
Income tax provision	48,561	44,781	8
Net income including the noncontrolling interests in subsidiaries	78,681	72,959	8
Less: Net income attributable to the noncontrolling interests in subsidiaries	615	896	(31)
Net Income	$78,066	$72,063	8%

Amounts Attributable to Federated Investors, Inc.
Earnings Per Share[1]
Basic and diluted	$0.74	$0.69	7%
Weighted-average shares outstanding
Basic	100,686	100,757
Diluted	100,688	100,759
Dividends declared per share	$0.50	$0.50
1) Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the “two-class method.” As such, total net income of $3.1 million and $2.9 million available to unvested restricted shareholders for the six months ended June 30, 2015 and June 30, 2014, respectively, was excluded from the computation of earnings per share.

Federated Reports Q2 2015 Earnings	Page 7 of 11

Unaudited Condensed Consolidated Balance Sheets
(in thousands)	June 30, 2015	Dec. 31, 2014
Assets
Cash and other investments	$299,877	$297,338
Other current assets	46,298	44,717
Intangible assets, net and goodwill	734,741	733,847
Other long-term assets	61,905	64,617
Total Assets	$1,142,821	$1,140,519

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities	$123,820	$149,321
Long-term debt	204,000	216,750
Other long-term liabilities	170,756	161,099
Redeemable noncontrolling interests	12,223	3,697
Equity excluding treasury stock	805,294	774,910
Treasury stock	(173,272)	(165,258)
Total Liabilities, Redeemable Noncontrolling Interests and Equity	$1,142,821	$1,140,519

Federated Reports Q2 2015 Earnings	Page 8 of 11

Unaudited Changes in Equity and Fixed-Income Fund and Separate Account Assets
(in millions; excludes liquidation portfolio)

	Quarter Ended			Six Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Equity funds
Beginning assets	$34,951	$33,141	$29,208	$33,141	$28,097
Sales	2,389	2,805	2,566	5,194	4,858
Redemptions	(1,923)	(1,914)	(1,464)	(3,837)	(3,297)
Net sales	466	891	1,102	1,357	1,561
Net exchanges	6	39	9	45	41
Market gains and losses/reinvestments[1]	110	880	1,354	990	1,974
Ending assets	$35,533	$34,951	$31,673	$35,533	$31,673

Equity separate accounts[2]
Beginning assets	$19,086	$18,285	$16,671	$18,285	$16,051
Sales[3]	1,449	1,693	1,168	3,142	2,013
Redemptions[3]	(1,084)	(954)	(746)	(2,038)	(1,524)
Net sales[3]	365	739	422	1,104	489
Market gains and losses[4]	(195)	62	1,122	(133)	1,675
Ending assets	$19,256	$19,086	$18,215	$19,256	$18,215

Total equity[2]
Beginning assets	$54,037	$51,426	$45,879	$51,426	$44,148
Sales[3]	3,838	4,498	3,734	8,336	6,871
Redemptions[3]	(3,007)	(2,868)	(2,210)	(5,875)	(4,821)
Net sales[3]	831	1,630	1,524	2,461	2,050
Net exchanges	6	39	9	45	41
Market gains and losses/reinvestments[1]	(85)	942	2,476	857	3,649
Ending assets	$54,789	$54,037	$49,888	$54,789	$49,888

Fixed-income funds
Beginning assets	$41,039	$40,456	$40,237	$40,456	$39,606
Sales	3,251	4,491	3,325	7,742	7,573
Redemptions	(4,004)	(4,193)	(3,940)	(8,197)	(7,965)
Net (redemptions) sales	(753)	298	(615)	(455)	(392)
Net exchanges	(22)	(37)	(11)	(59)	(70)
Acquisition related	0	0	301	0	301
Market gains and losses/reinvestments[1]	(222)	322	445	100	912
Ending assets	$40,042	$41,039	$40,357	$40,042	$40,357

Fixed-income separate accounts[2]
Beginning assets	$12,523	$12,251	$10,746	$12,251	$10,520
Sales[3]	754	239	377	993	631
Redemptions[3]	(277)	(204)	(537)	(481)	(769)
Net sales (redemptions)[3]	477	35	(160)	512	(138)
Net exchanges	0	0	1	0	1
Market gains and losses[4]	(138)	237	185	99	389
Ending assets	$12,862	$12,523	$10,772	$12,862	$10,772

Total fixed income[2]
Beginning assets	$53,562	$52,707	$50,983	$52,707	$50,126
Sales[3]	4,005	4,730	3,702	8,735	8,204
Redemptions[3]	(4,281)	(4,397)	(4,477)	(8,678)	(8,734)
Net (redemptions) sales[3]	(276)	333	(775)	57	(530)
Net exchanges	(22)	(37)	(10)	(59)	(69)
Acquisition related	0	0	301	0	301
Market gains and losses/reinvestments[1]	(360)	559	630	199	1,301
Ending assets	$52,904	$53,562	$51,129	$52,904	$51,129
1) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.
2) Includes separately managed accounts, institutional accounts, sub-advised funds and other managed products.
3) For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of Market gains and losses.
4) Reflects the approximate changes in the fair value of the securities held by the portfolios.

Federated Reports Q2 2015 Earnings	Page 9 of 11

Unaudited Total Changes in Equity and Fixed-Income Assets
(in millions; excludes liquidation portfolio)

	Quarter Ended			Six Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014

Funds
Beginning assets	$75,990	$73,597	$69,445	$73,597	$67,703
Sales	5,640	7,296	5,891	12,936	12,431
Redemptions	(5,927)	(6,107)	(5,404)	(12,034)	(11,262)
Net (redemptions) sales	(287)	1,189	487	902	1,169
Net exchanges	(16)	2	(2)	(14)	(29)
Acquisition related	0	0	301	0	301
Market gains and losses/reinvestments[1]	(112)	1,202	1,799	1,090	2,886
Ending assets	$75,575	$75,990	$72,030	$75,575	$72,030

Separate accounts[2]
Beginning assets	$31,609	$30,536	$27,417	$30,536	$26,571
Sales[3]	2,203	1,932	1,545	4,135	2,644
Redemptions[3]	(1,361)	(1,158)	(1,283)	(2,519)	(2,293)
Net sales[3]	842	774	262	1,616	351
Net exchanges	0	0	1	0	1
Market gains and losses[4]	(333)	299	1,307	(34)	2,064
Ending assets	$32,118	$31,609	$28,987	$32,118	$28,987

Total assets [2]
Beginning assets	$107,599	$104,133	$96,862	$104,133	$94,274
Sales[3]	7,843	9,228	7,436	17,071	15,075
Redemptions[3]	(7,288)	(7,265)	(6,687)	(14,553)	(13,555)
Net sales[3]	555	1,963	749	2,518	1,520
Net exchanges	(16)	2	(1)	(14)	(28)
Acquisition related	0	0	301	0	301
Market gains and losses/reinvestments[1]	(445)	1,501	3,106	1,056	4,950
Ending assets	$107,693	$107,599	$101,017	$107,693	$101,017
1) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.
2) Includes separately managed accounts, institutional accounts, sub-advised funds and other managed products.
3) For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of Market gains and losses.
4) Reflects the approximate changes in the fair value of the securities held by the portfolios.

Federated Reports Q2 2015 Earnings	Page 10 of 11

(unaudited)
MANAGED ASSETS (in millions)	June 30, 2015	March 31, 2015	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014
By Asset Class
Equity	$54,789	$54,037	$51,426	$50,335	$49,888
Fixed-income	52,904	53,562	52,707	51,187	51,129
Money market	241,982	248,160	258,772	245,536	245,201
Liquidation portfolio[1]	0	0	0	5,197	5,408
Total Managed Assets	$349,675	$355,759	$362,905	$352,255	$351,626
By Product Type
Funds:
Equity	$35,533	$34,951	$33,141	$32,088	$31,673
Fixed-income	40,042	41,039	40,456	40,435	40,357
Money market	208,786	214,310	225,471	215,237	212,434
Total Fund Assets	$284,361	$290,300	$299,068	$287,760	$284,464
Separate accounts:
Equity	$19,256	$19,086	$18,285	$18,247	$18,215
Fixed-income	12,862	12,523	12,251	10,752	10,772
Money market	33,196	33,850	33,301	30,299	32,767
Total Separate Accounts	$65,314	$65,459	$63,837	$59,298	$61,754
Total Liquidation Portfolio[1]	$0	$0	$0	$5,197	$5,408
Total Managed Assets	$349,675	$355,759	$362,905	$352,255	$351,626

AVERAGE MANAGED ASSETS	Quarter Ended
(in millions)	June 30, 2015	March 31, 2015	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014
By Asset Class
Equity	$55,476	$52,784	$50,901	$50,207	$47,466
Fixed-income	53,319	53,405	52,782	51,115	50,774
Money market	239,774	253,261	246,698	242,537	254,575
Liquidation portfolio[1]	0	0	1,563	5,307	5,569
Total Avg. Assets	$348,569	$359,450	$351,944	$349,166	$358,384
By Product Type
Funds:
Equity	$35,998	$34,162	$32,705	$32,060	$30,154
Fixed-income	40,574	41,013	41,072	40,275	40,130
Money market	205,943	218,168	216,235	211,571	219,936
Total Avg. Fund Assets	$282,515	$293,343	$290,012	$283,906	$290,220
Separate accounts:
Equity	$19,478	$18,622	$18,196	$18,147	$17,312
Fixed-income	12,745	12,392	11,710	10,840	10,644
Money market	33,831	35,093	30,463	30,966	34,639
Total Avg. Separate Accounts	$66,054	$66,107	$60,369	$59,953	$62,595
Total Avg. Liquidation Portfolio[1]	$0	$0	$1,563	$5,307	$5,569
Total Avg. Managed Assets	$348,569	$359,450	$351,944	$349,166	$358,384

1)
The liquidation portfolio represented a portfolio of distressed bonds at cost. Federated had been retained by a third party to manage these assets through an orderly liquidation process that was completed during the fourth quarter of 2014. Management-fee rates earned from this portfolio were lower than those of traditional separate account mandates.

Federated Reports Q2 2015 Earnings	Page 11 of 11

(unaudited)
AVERAGE MANAGED ASSETS	Six Months Ended
(in millions)	June 30, 2015	June 30, 2014
By Asset Class
Equity	$54,130	$46,079
Fixed-income	53,362	50,716
Money market	246,518	263,904
Liquidation portfolio[1]	0	5,680
Total Avg. Assets	$354,010	$366,379
By Product Type
Funds:
Equity	$35,080	$29,335
Fixed-income	40,793	40,058
Money market	212,056	227,582
Total Avg. Fund Assets	$287,929	$296,975
Separate Accounts:
Equity	$19,050	$16,744
Fixed-income	12,569	10,658
Money market	34,462	36,322
Total Avg. Separate Accounts	$66,081	$63,724
Total Avg. Liquidation Portfolio[1]	$0	$5,680
Total Avg. Managed Assets	$354,010	$366,379

1)
The liquidation portfolio represented a portfolio of distressed bonds at cost. Federated had been retained by a third party to manage these assets through an orderly liquidation process that was completed during the fourth quarter of 2014. Management-fee rates earned from this portfolio were lower than those of traditional separate account mandates.